                                                                    EXHIBIT 10.3


                              COINSURANCE AGREEMENT

                                     BETWEEN

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                DES MOINES, IOWA

                                       AND

                   COVENTRY HEALTH AND LIFE INSURANCE COMPANY

                                FORT WORTH, TEXAS

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I         DEFINITIONS..........................................................................  1

ARTICLE II        COVERAGE.............................................................................  3

ARTICLE III       GENERAL PROVISIONS...................................................................  5

ARTICLE IV        REINSURANCE PREMIUM..................................................................  7

ARTICLE V         RESERVES.............................................................................  8

ARTICLE VI        EXPENSE ALLOWANCES...................................................................  8

ARTICLE VII       ACCOUNTING AND SETTLEMENT............................................................  9

ARTICLE VIII      DURATION AND TERMINATION............................................................. 10

ARTICLE IX        INSOLVENCY........................................................................... 11

ARTICLE X         WITHHELD FUNDS....................................................................... 12

ARTICLE XI        ARBITRATION.......................................................................... 13

ARTICLE XII       MISCELLANEOUS PROVISIONS............................................................. 14



                                    SCHEDULES

SCHEDULE A        -        TAX ELECTION

SCHEDULE B        -        REINSURANCE REPORTS

                                       -i-


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                              COINSURANCE AGREEMENT

                  This Agreement, dated as of _________, 1998 (this "Agreement") is made and entered into by and between Principal Mutual Life Insurance Company, a corporation organized under the laws of the State of Iowa (hereinafter referred to as the "Company"), and Coventry Health and Life Insurance Company, a corporation organized under the laws of the State of Texas (hereinafter referred to as the "Reinsurer").

                  The Company and the Reinsurer mutually agree to reinsure under the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer, and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance, except as set forth in
Article IX of this Agreement, shall anyone other than the Company or the Reinsurer have any rights under this Agreement. The Company shall be and shall remain the only party hereunder that is liable to any insured, policyholder or beneficiary under any insurance policy or contract reinsured hereunder.

                  This Agreement is entered into pursuant to the terms and conditions of the Merger Agreement (as hereinafter defined).

                                    ARTICLE I

                                   DEFINITIONS

                  1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):

                  "Accounting Period" means the calendar quarter.

                  "Agreement" shall have the meaning specified in the Recitals.

                  "Annual Report" shall have the meaning specified in Section
7.4.

                  "Business Day" means any day that is not a Saturday, Sunday or a day banks in the State of Iowa are authorized or required to close.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Merger Agreement" means the Capital Contribution and Merger Agreement (executed as of November 3, 1997, and amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997), entered into by and between the Company, Principal Health Care, Inc., Principal Holding Company, Coventry Corporation, Coventry Health Care, Inc. (a Delaware corporation), and Coventry Health Care, Inc. (a Maryland corporation) executed on December __, 1997.

                  "Inception Date" shall have the meaning specified in Section 2.1.

                  "Initial Expense Allowance" shall have the meaning specified in Section 6.1.

                  "Initial Reinsurance Premium" shall have the meaning specified in Section 4.1.

                  "Initial Report" shall have the meaning specified in Section 7.2.

                  "Net Premiums" shall have the meaning specified in Section
4.1.

                  "Policy Premiums" shall have the meaning specified in Section 4.2.

                  "Quarterly Expense Allowances" shall have the meaning specified in Section 6.1.

                  "Quarterly Report" shall have the meaning specified in Section 7.3.

                  "Quarterly Settlement" shall have the meaning set forth in
Section 7.1.

                  "Reinsured Policies" means the indemnity health insurance policies issued by the Company and defined in the Merger Agreement as the Mutual Indemnity Agreements.

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                  "Reinsured Risks" shall have the meaning specified in Section
2.1.

                  "SAP" means statutory accounting practices prescribed or permitted by the Bureau of Insurance of the State of Iowa.

                  "Total Ceded Reserves" means the gross loss, loss adjustment expense and unearned premium reserves of the Company calculated in accordance with SAP with respect to the Reinsured Risks.

                  "Ultimate Net Loss" shall have the meaning specified in
Section 2.2.

                  "Umpire" shall have the meaning specified in Article XI.

                  "Unearned Premium Reserve" means the unearned premium reserve of the Company with respect to the Reinsured Policies, determined in accordance with SAP.

                  "Withheld Funds" shall have the meaning specified in Article
X.

                                   ARTICLE II

                                    COVERAGE

                  2.1. Coverage. As of 12:01 a.m. Central Time, on January 1, 2000 (the "Inception Date"), the Company agrees to reinsure with the Reinsurer, and the Reinsurer agrees to indemnify the Company for, (a) all Ultimate Net Loss incurred by the Company under the Reinsured Policies for losses and loss adjustment expenses occurring on or after such date and (b) unearned premiums returned to policyholders upon the cancellation of Reinsured Policies on or after such date (the "Reinsured Risks").

                  2.2. Ultimate Net Loss. (a) "Ultimate Net Loss" shall mean (i) the actual benefit or loss paid by the Company after making deductions for all salvage, subrogations and

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other recoveries, plus (ii) loss adjustment expenses incurred in conjunction with the payment of benefits or losses.

                  (b) Ultimate Net Loss shall not include any amount paid by the Company for any extra-contractual obligations (including but not limited to punitive damages, bad faith damages or compensatory damages) which may arise from the acts or omissions of the Company in its conduct with its own insured or policyholder, the beneficiary or assignee of any policy or any other person. Notwithstanding the foregoing, Ultimate Net Loss will include extra-contractual obligations where the Reinsurer is an active party and directs, consents to, or ratifies the act, omission, or course of conduct that ultimately results in assessment of such extra-contractual obligations, to the extent that such Ultimate Net Loss is properly allocable between the parties based on relative fault.

                  (c) All recoveries or payments received by the Company subsequent to a benefit or loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, provided that nothing in this
Section 2.2(c) shall be construed to mean that losses under this Agreement are not recoverable until the Company's loss has been ascertained.

                  2.3. Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Policies.

                                   ARTICLE III

                               GENERAL PROVISIONS

                  3.1. Contract Administration. Unless otherwise agreed by the parties, the Company shall exclusively administer the Reinsured Policies and perform all accounting for the Reinsured Policies. All claims or loss settlements made by the Company shall be binding upon the Reinsurer.

                  3.2. Inspection. (a) The Reinsurer or its designated representative may inspect, at the offices of the Company where such records are located, the papers and any and all other books or documents of the Company reasonably relating to the Reinsured Policies, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Company seeks performance by the Reinsurer pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to reinsurance under this Agreement.

                  (b) The Company or its designated representative may inspect, at the offices of the Reinsurer where such records are located, the papers and any and all other books or documents of the Reinsurer reasonably relating to the Reinsured Policies, during normal business hours for such period as this Agreement is in effect or for as long thereafter as the Reinsurer seeks performance by the Company pursuant to the terms of this Agreement. The information obtained shall be used only for purposes relating to reinsurance under this Agreement.

                  3.3. Misunderstandings and Oversights. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such misunderstanding or oversight within twenty (20) Business Days of such other party's receipt of such notice. However, this Section shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

                  3.4. Reinstatements. If a Reinsured Policy that was reduced, terminated, or lapsed subsequent to the Inception Date is reinstated while this Agreement is in force, the reinsurance for such Reinsured Policy shall be reinstated automatically to the amount that would be in force if the Reinsured Policy had not been reduced, terminated, or lapsed. The Company will pay to the Reinsurer the Reinsurer's proportionate share of all amounts received or charged by the Company in connection with the reinstatement.

                  3.5. Setoff. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Company or the Reinsurer with respect to this Agreement or any other agreement between the Company and the Reinsurer, are deemed mutual debts or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid.

                  3.6. Payments. All payments made pursuant to this Agreement shall be made in immediately available funds. Any late payments by either party shall accrue interest at a rate equal to the greater of 1% per month, compounded semi-annually, or the yield on the one-year

United States Treasury Bill existent on the January 1 prior to the late payment plus 250 basis points.

                  3.7. Tax Treatment. If the Reinsured Policies include for U.S. federal income tax purposes "Specified Insurance Contracts" pursuant to Section 848 of the Code, the parties agree, with respect to this Agreement, to make the election provided in Section 1.848-2(g)(8) of the regulations issued under
Section 848. The specifics of this election are set forth on Schedule A hereto.

                                   ARTICLE IV

                               REINSURANCE PREMIUM

                  4.1. Initial Reinsurance Premium. On the Inception Date, the Company shall pay to the Reinsurer an amount (the "Initial Reinsurance Premium") equal to the Unearned Premium Reserve as of the Inception Date.

                  4.2. Policy Premiums. In addition to the Initial Reinsurance Premium, the Company shall pay to the Reinsurer an amount equal to the Net Premiums recorded by the Company on its books and records in accordance with SAP in connection with the Reinsured Policies from and after the Inception Date (the "Policy Premiums"). "Net Premiums" shall mean (i) gross premiums with respect to the Reinsured Policies less (ii) return premiums with respect to cancellations of Reinsured Policies. Net Premiums may, in any Accounting Period, be a positive or a negative amount.

                                    ARTICLE V

                                    RESERVES

                  5.1. Reserves and Reserve Credits. The Reinsurer shall establish and maintain adequate reserves with respect to the Reinsured Policies as are necessary to enable the Company to take full credit for the reinsurance provided by this Agreement on its statutory balance sheet filed with the insurance departments of all states in which the Company files its annual statement, including, but not limited to, establishing and maintaining reserves to enable the Company to comply with ss. 125.5(b) of the New York Insurance Regulations.

                                   ARTICLE VI

                               EXPENSE ALLOWANCES

                  6.1. Initial Expense Allowance and Quarterly Expense Allowances. On the Inception Date, the Reinsurer shall pay to the Company an initial expense allowance (the "Initial Expense Allowance") equal to an amount to be determined by the Company and the Reinsurer prior to June 30, 1999 and documented by an endorsement to this Agreement. The Reinsurer shall pay to the Company additional expense allowances with respect to each Accounting Period commencing on or after the Inception Date (the "Quarterly Expense Allowances") equal to an amount to be determined by the Company and the Reinsurer prior to June 30, 1999 and documented by an endorsement to this Agreement.

                  6.2. Determination of Expense Allowances. The Initial and Quarterly Expense Allowances shall be determined by the Company and the Reinsurer to be an amount to reimburse the Company for premium taxes, commissions, guaranty fund assessments and other underwriting expenses allocated directly or indirectly to the Reinsured Risks, plus such additional amounts as are customary with respect to coinsurance of the type provided for in this Agreement. In the event that the Company and the Reinsurer are unable to agree upon the Initial Expense Allowance or the Quarterly Expense Allowance prior to July 1, 1999, such amounts shall be determined by arbitration pursuant to Article XI hereof.

                                   ARTICLE VII

                            ACCOUNTING AND SETTLEMENT

                  7.1. Amounts Due the Reinsurer or the Company. Except as otherwise specifically provided herein, all amounts due to be paid to either the Reinsurer or the Company under this Agreement shall be determined on a net basis, giving full effect to Section 3.5 hereof, as of the last day of each Accounting Period, and each such net amount (the "Quarterly Settlement") that results in an amount due the Reinsurer shall be paid by the Company to the Reinsurer in accordance with Section 3.6 concurrent with the delivery of the Quarterly Report for such Accounting Period, and each Quarterly Settlement that results in an amount due the Company shall be paid by the Reinsurer to the Company in accordance with Section 3.6 no later than thirty (30) days after delivery of such Quarterly Report, as applicable. All amounts due as of the Inception Date also shall be determined and paid on a net basis.

                  7.2. Initial Report. A report shall be provided by the Company to the Reinsurer on the Inception Date providing the data required in Schedule B
- Part I (the "Initial Report").

                  7.3. Quarterly Reports. Within thirty (30) days of the end of each Accounting Period, the Company shall supply the Reinsurer with a report that shall provide the financial data for such Accounting Period required in Schedule B - Part II (the "Quarterly Report").

                  7.4. Annual Reports. Within forty-five (45) days after the end of each calendar year, the Company shall supply the Reinsurer with a report that shall provide the Reinsured Policy data for such year required in Schedule B -
Part II (the "Annual Report").

                  7.5. Best Efforts to Supply Actual Data. In preparing all reports required in this Agreement, including, without limitation, the Initial Report, the Company shall use its best efforts to supply the actual data. If the actual data cannot be supplied with the appropriate report, the Company shall produce best estimates and shall provide amended reports based on actual data no more than ten (10) Business Days after the actual data becomes available.

                  7.6. Additional Reports and Updates. For so long as this Agreement remains in effect, the Company shall periodically furnish to the Reinsurer such other reports and information as may be reasonably required by the Reinsurer and reasonably available to the Company.

                                  ARTICLE VIII

                            DURATION AND TERMINATION

                  8.1. Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

                  8.2. Reinsurer's Liability. The Reinsurer's liability with respect to the Reinsured Risks will terminate on the earlier of: (i) the date the Company's liability with respect to the

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Reinsured Risks are terminated or (ii) the date this Agreement is terminated by mutual agreement of the parties.

                                   ARTICLE IX

                                   INSOLVENCY

                  9.1. Payments. In the event of the insolvency of the Company, net payments due the Company on all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver, or statutory successor on the basis of the liability of the Company under the policy or policies reinsured, without diminution because of the insolvency of the Company. It is agreed and understood, however, (i) that in the event of the insolvency of the Company, the Reinsurer shall be given written notice of the pendency of a claim against the insolvent Company on a Reinsured Policy within a reasonable time after such claim is filed in the insolvency proceeding and (ii) that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to the Company or its liquidator, receiver or statutory successor.

                  9.2. Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 9.1 shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a

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



majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

                                    ARTICLE X

                                 WITHHELD FUNDS

                  The Reinsurer agrees that the Company shall have the right to withhold from payment to the Reinsurer, as security for the fulfillment by the Reinsurer of its obligations under this Agreement, amounts otherwise payable to the Reinsurer hereunder, not to exceed the Total Ceded Reserves from time to time (the "Withheld Funds"). The Company shall credit to the Withheld Funds an investment return with respect to such assets in accordance with the following formula (references therein being to the Annual Statement Blank):

                  Rate = 2(I+CG)
                         --------------
                         X + Y - I - CG

                  Where:   I        is the net investment income (Exhibit 2,
                                    Line 16, Column 7)

                           CG is capital gains less capital losses (Exhibit 4, Line 10, Column 6)

                           X is the current year cash and invested assets (Page 2, Line 10A, Column 1) plus investment income due and accrued (Page 2, Line 16, Column 1) less borrowed money (Page 3, Line 22, Column 1)

                           Y        is the same as X but for the prior year.

The amount of the Withheld Funds shall be adjusted by the parties on a quarterly basis as set forth in Section 7.3 hereof.

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



                                   ARTICLE XI

                                   ARBITRATION

                  Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

                  One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

                  If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

                  Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

                  Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place.

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



To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of Iowa shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

                  The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  12.1. Headings and Schedules. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.

                  12.2. Notices. All notices and communications hereunder shall be in writing and shall become effective when received. Any written notice shall be by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand. All notices or communications under this Agreement shall be addressed as follows:

                  If to the Company:

                  Principal Mutual Life Insurance Company
                  Mark Movic
                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392
                  Telecopy Number: (515) 247-0130

                  with a copy to:

                  Thomas M. Farah, Esq.
                  Epstein, Becker & Green, P.C.
                  1227 25th Street, N.W., Suite 700
                  Washington, D.C.  20037
                  Telecopy Number: (202) 296-2882

                  and

                  Karen E. Shaff, Esq.
                  Principal Mutual Life Insurance Company
                  711 High Street
                  Des Moines, Iowa  50392
                  Telecopy Number: (515) 248-3011

                  If to the Reinsurer:

                  Coventry Health and Life Insurance Company
                  [                   ]
                  [                   ]
                  [                   ]
                  Attention: President

                  12.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party.

                   12.4. Execution in Counterpart. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  12.5. Currency. Whenever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.

                  12.6. Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Company and the Reinsurer.

                  12.7. Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Iowa without regard to its rules with respect to conflicts of law.

                  12.8. Integration. This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

                   12.9. No Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                  By
                     ----------------------------------------------
                  Name:
                  Title:

                  COVENTRY HEALTH AND LIFE INSURANCE COMPANY

                  By
                     ----------------------------------------------
                  Name:
                  Title:

                                   SCHEDULE A

                                  TAX ELECTION

The Company and the Reinsurer agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Code (hereinafter "Section 1.848- 2(g)(8)").

         1. As used below, the phrases "net positive consideration," "capitalize specified policy acquisition expenses," "general deductions limitation" and "net consideration" shall have the meaning used in Section 1.848-2(g)(8).

         2. The party with net positive consideration for this Agreement for any taxable year beginning with the taxable year prescribed in paragraph 4 below will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation.

         3. The parties agree to exchange information pertaining to the amount of net consideration under this Agreement to ensure consistency. This will be accomplished as follows:

                  (a) The Company shall submit to the Reinsurer by the fifteenth day of May in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

                  (b) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days after the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous calendar year.

                  (c) If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days after the date the Reinsurer submits its alternative calculation. Each party shall report such amount in their respective tax returns for the preceding calendar year.

         4. This election shall be effective for 1998 and all subsequent taxable years for which the Agreement remains in effect.

                               SCHEDULE B - PART I

                           INITIAL REINSURANCE REPORT

1.       Initial Reinsurance Premium                           $___________

2.       Initial Expense Allowance                             $___________

3.       Net Due Reinsurer                                     $___________

                              SCHEDULE B - PART II

                               REINSURANCE REPORTS

1.       Policy Premiums

         (a)      Gross Premiums             $___________
         (b)      Return Premiums            (_________)
         (c)      Net Premiums                                 $__________

2.       Quarterly Expense Allowance                           $__________

3.       Reinsurance Benefits

         (a)      Ultimate Net Loss          $___________
         (b)      Unearned Premium Payments   ___________
         (c)      Total                                        $__________

4.       Withheld Funds Adjustment

         (a)      Total Ceded Reserves       $___________
         (b)      Withheld Funds             $___________
         (c)      Net                                          $__________

4.       Quarterly Settlement Amount                           $__________